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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Registration Statement of Community Health Systems, Inc. on Form S-1 of our report dated February 25, 2000, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated February 25, 2000 relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

    We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Nashville, Tennessee
March 6, 2000